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                                                                    EXHIBIT 99.1



                              WARREN BANCORP, INC.

                1998 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

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SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

         The name of the plan is the Warren Bancorp, Inc. 1998 Incentive and Nonqualified Stock Option Plan (the "Plan"). The purpose of this Plan is to encourage and enable the officers, employees, Independent Directors and other key persons (including consultants) of Warren Bancorp, Inc. (the "Corporation") and its Subsidiaries upon whose judgment, initiative and efforts the Corporation largely depends for the successful conduct of its business to acquire a proprietary interest in the Corporation. It is anticipated that providing such persons with a direct stake in the Corporation's welfare will assure a closer identification of their interests with those of the Corporation, thereby stimulating their efforts on the Corporation's behalf and strengthening their desire to remain with the Corporation.

         The following terms shall be defined as set forth below:

         "Act" means the Securities Exchange Act of 1934, as amended.

         "Administrator" is defined in Section 2(a).

         "Board" means the Board of Directors of the Corporation.

         "Change of Control" is defined in Section 10.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

         "Committee" means the Committee of the Board referred to in Section 2.

         "Effective Date" means the date on which the Plan is approved by the stockholders as set forth in Section 12.

         "Fair Market Value" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that (i) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, or (ii) if the Stock is admitted to trading on a national securities exchange or the NASDAQ National Market System, the Fair Market Value on any date shall not be less than the closing price reported for the Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding the date for such a sale was reported.

         "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.





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         "Independent Director" means a member of the Board who is not also an employee of the Corporation or any Subsidiary.

         "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

         "Stock" means the Common Stock, par value $.10 per share, of the Corporation, subject to adjustments pursuant to Section 3.

         "Subsidiary" means any corporation or other entity (other than the Corporation) in any unbroken chain of corporations or other entities beginning with the Corporation if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.


SECTION 2. ADMINISTRATION OF THE PLAN; ADMINISTRATOR AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

         (a) COMMITTEE. The Plan shall be administered either by the Board or a committee of not less than two Independent Directors (in either case, the "Administrator"). Each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder and a "non-employee director" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Act, or any successor definition under said rule.

         (b) POWERS OF ADMINISTRATOR. The Administrator shall have the power and authority to grant Stock Options consistent with the terms of the Plan, including the power and authority:

                  (i) to select the individuals to whom Stock Options may from time to time be granted;

                  (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options and Nonqualified Stock Options, or any combination of the foregoing, granted to any one or more participants;

                  (iii) to determine the number of shares of Stock to be covered by any Stock Option;

                  (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Stock Option, which terms and conditions may differ among individual Stock Options and participants, and to approve the form of written instruments evidencing the Stock Options;

                  (v) to accelerate at any time the exercisability or vesting of all or any portion of any Stock Option:

                  (vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised:

                  (vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to a Stock Option shall be deferred either automatically or at the election of the participant and whether and to what extent the Corporation shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and



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                  (viii)   at any time to adopt, alter and repeal such rules,
         guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Stock Option (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

         All decisions and interpretations of the Administrator shall be binding on all persons, including the Corporation and Plan participants.


SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

         (a) STOCK ISSUABLE. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 600,000 shares. For purposes of this limitation, the shares of Stock underlying any Stock Options which are forfeited, canceled, reacquired by the Corporation, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any Stock Options; provided, however, that Stock Options with respect to no more than 100,000 shares of stock may be granted to any one individual participant during any calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Corporation and held in its treasury.

         (b) CHANGES IN STOCK. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Corporation's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Corporation, or additional shares or new or different shares or other securities of the Corporation or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Stock Options under the Plan, and
(iv) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options as to which such Stock Options remain exercisable). The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

         The Administrator may also adjust the number of shares subject to outstanding Stock Options and the exercise price and the terms of outstanding Stock Options to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the participant, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

         (c) MERGERS. In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Corporation in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation of the Corporation (in each case, a "Transaction"), the Board, or the board of directors of any corporation assuming the obligations of the Corporation, may, in its discretion, take any one or more of the following actions, as to outstanding Stock Options: (i) provide that such Stock Options shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), and/or (ii) upon written notice to the participants, provide that all Stock Options will terminate immediately prior to the consummation of the Transaction. In the event that,



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pursuant to clause (ii) above, Stock Options will terminate immediately prior to the consummation of the Transaction, all vested Stock Options shall be fully settled, in cash or in kind, in an amount equal to the difference between (A) the Merger Price times the number of shares of Stock subject to such outstanding Stock Options and (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Stock Options; provided, however, that each participant shall be permitted, within a specified period determined by the Administrator prior to the consummation of the Transaction, to exercise all outstanding Stock Options and, including those that are not then exercisable, subject to the consummation of the Transaction.

         (d) SUBSTITUTE STOCK OPTIONS. The Administrator may grant Stock Options under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Corporation or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Corporation or a subsidiary or the acquisition by the Corporation or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.


SECTION 4. ELIGIBILITY

         Participants in the Plan will be such full or part-time officers and other employees, Independent Directors and key persons of the Corporation and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Corporation and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.


SECTION 5. STOCK OPTIONS

         Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

         Stock Options granted under the Plan may be either Incentive Stock Options or Nonqualified Stock Options. Incentive Stock Options may be granted only to employees of the Corporation or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Nonqualified Stock Option.

         No Incentive Stock Option shall be granted under the Plan after May 6, 2008.

         (a) STOCK OPTIONS GRANTED TO EMPLOYEES AND KEY PERSONS. The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Corporation or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the participant's election, subject to such terms and conditions as the Administrator may establish, as well as in addition to other compensation.

                  (i) EXERCISE PRICE. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Corporation or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.




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                  (ii)     OPTION TERM. The term of each Stock Option shall be
         fixed by the Administrator, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Corporation or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

                  (iii) EXERCISABILITY; RIGHTS OF A STOCKHOLDER. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date; provided, however, that Stock Options granted in lieu of compensation shall be exercisable in full as of the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

                  (iv) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part by giving written notice of exercise to the Corporation, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option agreement:

                           (A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

                           (B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are not then subject to restrictions under any Corporation plan and that have been beneficially owned by the optionee for at least six months, if permitted by the Administrator in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

                           (C)      By the optionee delivering to the
                  Corporation a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation cash or a check payable and acceptable to the Corporation for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

         Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Corporation of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

                  (v) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Corporation or its parent and subsidiary corporations become exercisable for the first time by any optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Nonqualified Stock Option.

         (b)      STOCK OPTIONS GRANTED TO INDEPENDENT DIRECTORS.




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                  (i)      GRANT OF OPTIONS.

                           (A) The Administrator, in its discretion, may grant Nonqualified Stock Options to Independent Directors. Any such grant may vary among individual Independent Directors.

                           (B) The exercise price per share for the Stock covered by a Stock Option granted under this Section 5(b) shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

                  (ii)     EXERCISE; TERMINATION.

                           (A) An Option issued under this Section 5(b) shall not be exercisable after the expiration of ten years from the date of grant.

                           (B) Options granted under this Section 5(b) may be exercised only by written notice to the Corporation specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(iv). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

         (c) NON-TRANSFERABILITY OF OPTIONS. No Stock Options shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Stock Option agreement regarding a given Option that the optionee may transfer, without consideration for the transfer, his Nonqualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Corporation to be bound by all of the terms and conditions of this Plan and the applicable Option.

         (d)      TERMINATION. Except as may otherwise be provided below in this
Section 5(d) or by the Administrator either in the Stock Option Agreement or subject to Section 10 below, in writing after the Stock Option agreement is issued, an optionee's rights in all Stock Options shall automatically terminate upon the participant's termination of employment (or cessation of business relationship) with the Corporation and its Subsidiaries for any reason, in accordance with the following provisions:

                  (i) if the optionee's employment shall have been terminated by the Corporation or a subsidiary, at any time, involuntarily for cause, the option shall immediately terminate and may no longer be exercised; and

                  (ii) if the optionee's employment by the Corporation and its subsidiaries shall have been terminated for any reason other than for cause, the optionee may, at any time within a period of two (2) years after such termination of employment, exercise the option to the extent that it was exercisable on the date of termination of the optionee's employment, provided, however that no option may be exercised to any extent by anyone after the date of expiration of the option.

Each Director option shall, to the extent it was exercisable on the date on which the director ceases to perform services for Bancorp or a subsidiary, terminate on the date two (2) years after such date.

Notwithstanding the above, however, no option may be exercised to any extent by anyone after the date of expiration of the option.




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SECTION 6. TAX WITHHOLDING

         (a) PAYMENT BY PARTICIPANT. Each participant shall, no later than the date as of which the value of a Stock Option or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Corporation, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Corporation and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. The Corporation's obligation to deliver stock certificates to any participant is subject to and conditioned on tax obligations being satisfied by the participant.

         (b) PAYMENT IN STOCK. Subject to approval by the Administrator, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Corporation to withhold from shares of Stock to be issued pursuant to any Stock Option a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Corporation shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 7.  TRANSFER, LEAVE OF ABSENCE, ETC.

         For purposes of the Plan, the following events shall not be deemed a termination of employment:

         (a) a transfer to the employment of the Corporation from a Subsidiary or from the Corporation to a Subsidiary, or from one Subsidiary to another; or

         (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Corporation, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 8.  AMENDMENTS AND TERMINATION

         The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Stock Option for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Stock Option without the holder's consent. In addition the Administrator may amend any outstanding Stock Option to reduce the exercise price in order to fulfill a legitimate corporate purpose (e.g., to retain a key employee) or to maintain the value of such outstanding Stock Option under circumstances beyond the control of the Corporation's management, but in no event shall such amendments be made to outstanding Stock Options representing greater than 10% of the total number of shares of Stock authorized for issuance pursuant to the Plan. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Stock Options qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Corporation stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 8 shall limit the Board's authority to take any action permitted pursuant to Section 3(c).


SECTION 9.  STATUS OF PLAN

         With respect to the portion of any Stock Option that has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general



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creditor of the Corporation unless the Administrator shall otherwise expressly determine in connection with any Stock Option or Stock Options.


SECTION 10.  CHANGE OF CONTROL PROVISIONS

         Upon the occurrence of a Change of Control as defined in this Section
10:

         (a) Except as otherwise provided in the applicable Stock Option agreement, each outstanding Stock Option shall automatically become fully exercisable.

         (b) "Change of Control" shall mean the occurrence of any one of the following events:

                  (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Corporation, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Corporation or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities having the right to vote in an election of the Corporation's Board of Directors ("Voting Securities") (in such case other than as a result of an acquisition of securities directly from the Corporation); or

                  (ii) persons who, as of the Effective Date, constitute the Corporation's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Corporation subsequent to the Effective Date shall be considered an Incumbent Director if such person's election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; or

                  (iii) the stockholders of the Corporation shall approve (A) any consolidation or merger of the Corporation where the stockholders of the Corporation, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Corporation or (C) any plan or proposal for the liquidation or dissolution of the Corporation.

         Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Corporation which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 25% or more of the combined voting power of all then outstanding Voting Securities; PROVIDED, HOWEVER, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Corporation), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).




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SECTION 11.  GENERAL PROVISIONS

         (a) NO DISTRIBUTION; COMPLIANCE WITH LEGAL REQUIREMENTS. The Administrator may require each person acquiring Stock pursuant to a Stock Option to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to distribution thereof.

         No shares of Stock shall be issued pursuant to a Stock Option until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stoporders and restrictive legends on certificates for Stock and Stock Options as it deems appropriate.

         (b) DELIVERY OF STOCK CERTIFICATES. Stock certificates to participants under this Plan shall be deemed delivered for all purposes when the Corporation or a stock transfer agent of the Corporation shall have mailed such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Corporation.

         (c) OTHER COMPENSATION ARRANGEMENTS; NO EMPLOYMENT RIGHTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Stock Options do not confer upon any employee any right to continued employment with the Corporation or any Subsidiary.

         (d) TRADING POLICY RESTRICTIONS. The Board of Directors or the Administrator may establish insider-trading-policy-related restrictions, terms and conditions, or other related policies, and may change these from time to time, and all Stock Option shall be subject to these restrictions, terms, conditions or other related policies.


SECTION 12.  EFFECTIVE DATE OF PLAN

         This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options may be granted hereunder on and after adoption of this Plan by the Board.


SECTION 13.  GOVERNING LAW

         This Plan and all Stock Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.


DATE APPROVED BY THE BOARD OF DIRECTORS:                      MARCH 18, 1998

DATE APPROVED BY THE STOCKHOLDERS:                            MAY 6, 1998




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